UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2024
NORDSON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio	000-07977	34-0590250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

28601 Clemens Road Westlake, Ohio 44145 (Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: 440-892-1580
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Shares, without par value	NDSN	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2024, the Board of Directors (the “Board”) of Nordson Corporation (the “Company”) appointed Annette Clayton as a Director to the class of directors whose term is scheduled to expire at the Company’s 2026 Annual Meeting of Shareholders and as a member of the Audit Committee. Ms. Clayton’s appointment is effective April 1, 2024. As a matter of good governance, Ms. Clayton will stand for election at the 2025 Annual Meeting of Shareholders.
Ms. Clayton currently serves as chairwoman for the North America operations at Schneider Electric North America SE, a multinational company and part of the Schneider Electric Group (ENXTPA: SU) specializing in digital automation and energy management, after transitioning from her role as Chief Executive Officer in December 2023. Ms. Clayton also oversees North America’s growing microgrid business that today counts more than 350 renewable energy installations across the North America region. In 2011, she joined Schneider Electric as executive vice president and global chief supply chain officer before serving as CEO for North America until December 2023. Prior to her career at Schneider Electric, Ms. Clayton held roles as vice president of global operations and supply chain at Dell Technologies, Inc., and led the transformation of its global supply chain and fulfillment model. From 1983 to 2006, she worked at General Motors Corporation in senior management roles, including president of Saturn Corporation. Ms. Clayton serves as a director for NXP Semiconductors N.V. (Nasdaq: NXPI) and Duke Energy Corporation (NYSE: DUK). She previously served on the board of directors of Polaris Inc. (NYSE: PII) for 18 years until 2021. In addition, she sits on the National Electrical Manufacturers Association board and chaired it for two consecutive terms (2021-2022), and she is on the board of directors for the National Association of Manufacturers.
The Board has determined that Ms. Clayton is independent under the listing standards of the Nasdaq Stock Market. There are no arrangements or understandings between Ms. Clayton and any other persons pursuant to which Ms. Clayton was selected as a Director and there are no transactions in which Ms. Clayton has an interest requiring disclosure under Item 404(a) of Regulation S-K.
As a non-employee Director, Ms. Clayton will receive annual compensation of $165,000 in equity retainer and $90,000 in cash retainer, each prorated for fiscal year 2024, in the same manner as the Company’s other non-employee Directors and as described in the Company’s 2024 Proxy Statement. On or about April 1, 2024, Ms. Clayton will receive prorated restricted share units representing the equity portion of her annual director compensation under the Company’s 2021 Stock Incentive and Award Plan.
The Company will enter into its standard Director indemnification agreement with Ms. Clayton, which supplements the indemnification coverage afforded by the Company’s 2023 Amended Regulations and under Ohio law.
Item 8.01    Other Events.
On February 20, 2024, the Company issued a press release announcing Ms. Clayton’s appointment. A copy of the press release is attached as Exhibit 99.1 to this report.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release of Nordson Corporation dated February 20, 2024.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSON CORPORATION

Date:	February 20, 2024	By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough
Executive Vice President, General Counsel & Secretary